Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT WAIVER

This BUSINESS COMBINATION AGREEMENT WAIVER is made and entered into as of December 8, 2021 (this "Waiver") by and among H.I.G. Growth — AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth — AdTheorent, LLC, a Delaware limited liability company (the “Blocker Member”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (the “Company” and, together with the Blocker and the Blocker Member, the "Company Parties"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Business Combination Agreement (as defined below).

WHEREAS, the Company Parties entered into that certain Business Combination Agreement, dated as of July 27, 2021, with MCAP Acquisition Corporation, GRNT Merger Sub 1 LLC, GRNT Merger Sub 2 LLC, GRNT Merger Sub 3 LLC, and GRNT Merger Sub 4 LLC (as amended from time to time, the “Business Combination Agreement”); and

WHEREAS, pursuant to Section 11.05(b)(iii) of the Business Combination Agreement, the Company Parties desire to provide a waiver as described below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company Parties hereby provides the waiver described in Section 1 below:

1.	Waiver. Each of the Company Parties hereby irrevocably waives the conditions set forth in Section 10.03(j) and 10.03(k) of the Business Combination Agreement.
2.	Limited Effect. The Business Combination Agreement shall continue in full force and effect in accordance with its terms. By executing this Waiver, each of the Company Parties acknowledges that this Waiver has been executed and delivered in compliance with Section 11.05 of the Business Combination Agreement. Reference to this Waiver need not be made in the Business Combination Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Business Combination Agreement.
3.	Incorporation by Reference. The provisions of Article XII of the Business Combination Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Waiver and the Company Parties hereto mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company Parties have caused this Waiver to be executed as of the date first written above by their respective officers thereunto duly authorized.

H.I.G. GROWTH – ADTHEORENT INTERMEDIATE, LLC

By	/s/ Richard Siegel
Name: Richard Siegel
Title: Authorized Signatory

H.I.G. GROWTH – ADTHEORENT, LLC

By	/s/ Richard Siegel
Name: Richard Siegel
Title: Authorized Signatory

ADTHEORENT HOLDING COMPANY, LLC

By	/s/ Eric Tencer
Name: Eric Tencer
Title: Vice President and Secretary